Exhibit 23.1






INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of ConAgra, Inc. and subsidiaries on Form S-8 of our reports dated July 9, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of ConAgra, Inc. and subsidiaries for the year ended May 30, 1999.

/s/  Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Omaha, Nebraska
August 22, 2000